    Exhibit 3.4

AMENDED AND RESTATED BYLAWS
OF
CACTUS, INC.
Incorporated under the Laws of the State of Delaware
Date of Adoption: May 15, 2024

ARTICLE I
OFFICES AND RECORDS
Section 1.1    Registered Office. The registered office of Cactus, Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Restated Certificate of Incorporation of the Corporation, as it may be amended, restated, supplemented or otherwise modified from time to time (the “Certificate of Incorporation”), and the name of the Corporation’s registered agent at such address is as set forth in the Certificate of Incorporation. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board”) in the manner provided by applicable law.
Section 1.2    Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.
Section 1.3    Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.
ARTICLE II
STOCKHOLDERS
Section 2.1    Annual Meetings. If required by applicable law, an annual meeting of the stockholders of the Corporation shall be held at such date, time and place, if any, either within or without the State of Delaware, and time as may be fixed by resolution of the Board. Any other proper business may be transacted at the annual meeting. The Board may, at any time prior to the holding of an annual meeting of stockholders, and for any reason, postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
Section 2.2    Special Meetings. Except as otherwise required by law and subject to the rights of holders of any series of preferred stock of the Corporation (the “Preferred Stock”), special meetings of stockholders of the Corporation may only be called in the manner provided in the Certificate of Incorporation. The Board may, at any time prior to the holding of a special meeting of stockholders, and for any reason, postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.
Section 2.3    Record Date.
(A)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or recess thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or recess of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned or recessed meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or recessed meeting the same date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned or recessed meeting.
(B)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 2.4    Stockholder List. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.
Section 2.5    Place of Meeting. The Board, the Chairman of the Board or the Chief Executive Officer, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the Delaware General Corporation Law (the “DGCL”) and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.
Section 2.6    Notice of Meeting. Written or printed notice, stating the place, if any, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, in a manner pursuant to Section 7.7 hereof, to each stockholder of record entitled to vote at such meeting. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting, (iii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by applicable law or as may be deemed appropriate by the Board, the Chairman of the Board or the Chief Executive Officer or the Secretary of the Corporation. If the stockholder list referred to in Section 2.4 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice in accordance with the DGCL. Such further notice shall be given as may be required by applicable law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.4 of these Bylaws.
Section 2.7    Quorum and Adjournment of Meetings.
(A)    Except as otherwise provided by applicable law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at the meeting (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. For the avoidance of doubt, abstentions and broker non-votes shall be treated as present for purposes of determining the presence or absence of a quorum. The chairman of the meeting or a majority of the shares so represented may adjourn or recess the meeting at any time and for any reason, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until the meeting is adjourned or recessed, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
(B)    Any meeting of stockholders, annual or special, may adjourn or recess from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned or recessed meeting if the time and place thereof are announced at the meeting at which the adjournment or recess is taken; provided, however, that if the adjournment or recess is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting.
Section 2.8    Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner prescribed by the DGCL) by the stockholder or by his duly authorized attorney-in-fact. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy may be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.
Section 2.9    Notice of Stockholder Business and Nominations.
(A)    Annual Meetings of Stockholders.
(1)    Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof, (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these Bylaws and applicable law as to such business or nomination, or (d) with respect to nominations only, by any Eligible Stockholder (as defined in Section 2.10) (i) who is a stockholder of record at the time of giving the stockholder notice described in Section

2.10 and at the time of the annual meeting, (ii) who complies with the provisions of Section 2.10, (iii) who is entitled to vote at the meeting, and (iv) whose Proxy Access Stockholder Nominee (as defined in Section 2.10) is included in the Corporation’s proxy materials for the meeting. For the avoidance of doubt, the foregoing clauses (c) and (d) shall be the exclusive means for a stockholder to make nominations and the foregoing clause (c) shall be the exclusive means for a stockholder to submit any other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.
(2)    For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(A)(1)(c) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which anniversary, in the case of the first annual meeting of stockholders following the close of the Corporation’s initial public offering, shall be deemed to be April 10, 2018); provided, however, that in the event that the date of the annual meeting is scheduled for a date that is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess, cancellation, rescheduling or postponement of an annual meeting or any announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.9(A)(2) or Section 2.9(B)) to the Secretary of the Corporation must:
(a)    set forth, as to each Proposing Person (as defined below), (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records) (ii) (A) the class or series, if any, and number of shares of the Corporation that are, directly or indirectly, owned beneficially or of record (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (except that such Proposing Person shall be deemed to beneficially own any shares of any class or series of capital stock of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future), (B) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value or volatility of any class or series of shares of the Corporation, any “call equivalent position” or “put equivalent position” (as such terms are defined in Rule 16a-1 under the Exchange Act) (including any security or instrument that would not otherwise constitute a derivative security for purposes of such definitions as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination) or any other derivative or synthetic arrangement having characteristics of a long position in, or a short position with respect to, any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly, owned beneficially by such Proposing Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is a manager, is a managing member or, directly or indirectly, beneficially owns an interest in a manager or managing member of a limited liability company or similar entity and (G) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such Proposing Person’s immediate family sharing the same household, (iii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the Proposing

Person is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of the meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, (v) a description of any material interest in such business of the Proposing Person on whose behalf the proposal is made, (vi) a summary of any material discussion regarding the business proposed to be brought before the meeting between such Proposing Person, on the one hand, and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), on the other hand, and (vii) a representation as to whether such Proposing Person intends or is part of a group that intends to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or to elect each such nominee or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The information required under this Section 2.9(A)(2) shall be supplemented and updated by such Proposing Person as described under Section 2.9(C)(6);
(b)    if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of each Proposing Person in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (iii) a complete and accurate description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person, persons or entity (including their names) in connection with the proposal of such business by such stockholder;
(c)    set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person (presently and for the past five (5) years), (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person, (iv) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (v) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (vi) a notarized letter signed by such person stating his or her acceptance of the nomination by the Proposing Person, stating his or her intention to serve as a director for the full term if elected, and consenting to be named as a nominee for director in any proxy statement relating to such person’s election;
(d)    with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.9(A)(4) of these Bylaws; and
(e)    set forth, as the Corporation may require any proposed nominee to furnish, any such additional information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(3)    Notwithstanding anything in the second sentence of Section 2.9(A)(2) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(4)    To be eligible to be a nominee for election or reelection as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9(A)(2) of these Bylaws and applicable law) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire the Proposing Person shall request in writing from the Secretary with at least seven (7) days’ prior notice); (ii) a written representation and agreement (in the form provided by the Secretary upon written request) that such person

(A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchanges upon which the Common Stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation, (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation and (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (iii) a written director agreement (which agreement shall be provided by the Secretary upon written request).
(5)    A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such additional information as the Corporation may reasonably request. The Corporation may request such additional information necessary to permit the Board to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination of whether such person can be considered an independent director and that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(6)    All written and signed representations and agreements, completed and signed questionnaires and director agreements required pursuant to Section 2.9(A)(4), and the additional information described in Section 2.9(A)(5), shall be considered timely for a nominee for election or re-election as a director of the Corporation under this Section 2.9 or Section 2.10 if provided to the Corporation by the deadlines specified in this Section 2.9 or Section 2.10, as applicable. All information provided pursuant to Section 2.9(A)(4) or Section 2.9(A)(5) by a nominee for election or re-election as a director of the Corporation shall be deemed part of the stockholder’s notice submitted pursuant to this Section 2.9 or a Notice of Proxy Access Nomination (as defined in Section 2.10), as applicable.
(7)    The foregoing notice requirements of this Section 2.9(A) shall be deemed satisfied by a stockholder with respect to business or a nomination if such stockholder has notified the Corporation of his intention to present a proposal or make a nomination at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
(8)    For purposes of these Bylaws, the term “Proposing Person” shall mean (i) the stockholder providing the notice of nomination or any other business proposed to be brought before the meeting of stockholders, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination or any other business proposed to be brought before the meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owners and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert.
(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (a) by or at the direction of the Board or any committee thereof or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in these Bylaws and applicable law. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any stockholder of record among such requesting stockholders may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.9(A)(2) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.9(A)(2) of these Bylaws) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment, recess, cancellation, rescheduling or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C)    General.
(1)    Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.
(2)    For purposes of these Bylaws, “public announcement” shall mean disclosure (i) in a press release reported by Dow Jones News Service, the Associated Press, (ii) any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder or (iii) in a notice of meeting (or any supplement) pursuant to Section 2.6 of these Bylaws.
(3)    Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(A)(2) or Section 2.9(B) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation (“Preferred Stock”) if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.
(4)    The Corporation may require any proposed stockholder nominee for director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 2.9 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(5)    A stockholder providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.9 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof)).
Section 2.10    Proxy Access for Director Nominations.
(A)    Proxy Access Stockholder Nominee. Subject to the terms and conditions set forth in these Bylaws (including the provisions of Section 2.9 concerning stockholder nominations) and applicable law, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation shall include in its proxy statement and on its form of proxy (hereinafter, the “proxy materials”), in addition to the persons selected and recommended for election by the Board or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Proxy Access Stockholder Nominee”) to the Board by one or more stockholders that satisfies the notice, ownership and other requirements of this Section 2.10 (such stockholder or group of stockholders who nominates a Proxy Access Stockholder Nominee, the “Eligible Stockholder”). This Section 2.10 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.
(B)    Required Information. For purposes of this Section 2.10, the “Required Information” that the Corporation will include in its proxy materials is: (1) the information set forth in the Schedule 14N provided with the Notice of Proxy Access Nomination (as defined in this Section 2.10) concerning each Proxy Access Stockholder Nominee and Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act, and (2) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, for each of its Proxy Access Stockholder Nominee(s), which must be provided at the same time as the Notice of Proxy Access Nomination (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.10, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes (a) would violate any applicable law, regulation or listing standard, including the SEC proxy rules, (b) is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), (c) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person or entity or (d) would impose a material risk of liability upon the Corporation. Nothing in this Section 2.10 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Proxy Access Stockholder Nominee.
(C)    Notice of Proxy Access Nomination. To nominate a Proxy Access Stockholder Nominee, in addition to the other requirements set forth in this Section 2.10, the Eligible Stockholder must provide a written notice to the Corporation that expressly elects to have its Proxy Access Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.10 (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date (as stated in the Corporation’s proxy statement) the definitive proxy statement was first mailed to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed more than sixty (60) days after the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, then to be timely the Notice of Proxy Access Nomination must be received by the Corporation no earlier than the close of business on the 150th day prior to such annual meeting and no later than the close of business on the later of (a) the 120th day prior to such annual meeting and (b) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting or any announcement thereof commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination under this Section 2.10. In addition to other requirements set forth in this Section 2.10, the Notice of Proxy Access Nomination must include (i) the name and address of the Eligible Stockholder (including each stockholder and beneficial owner whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder) and (ii) for each Proxy Access Stockholder Nominee, all written and signed representations and agreements and all completed and signed questionnaires required pursuant to Section 2.10.
(D)    Permitted Number of Proxy Access Stockholder Nominees.
(1)    The maximum number of Proxy Access Stockholder Nominees that may appear in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (a) two or (b) 20% of the number of directors in office as of the Final Proxy Access Nomination Date (rounded down to the nearest whole number); provided, however, that for so long as the Board is divided into classes, in no case shall the number of Proxy Access Stockholder Nominees appearing in the Corporation’s proxy materials pursuant to this Section 2.10 for any annual meeting of stockholders exceed one-half of the number of directors to be elected at such annual meeting (rounded down to the nearest whole number) (the “Permitted Number”). In the event that there exists one or more vacancies, for any reason, on the Board at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board reduces the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.
(2)    Notwithstanding the foregoing, the Permitted Number shall also be reduced by: (a) the number of Proxy Access Stockholder Nominees whom the Board itself decides to nominate for election at such annual meeting; (b) the number of Proxy Access Stockholder Nominees who cease to satisfy, or the applicable Eligible Stockholders that cease to satisfy, the eligibility requirements in this Section 2.10; (c) the number of Proxy Access Stockholder Nominees whose nomination is withdrawn by the Eligible Stockholder or who become unwilling or unable to serve on the Board if elected; and (d) the number of incumbent directors as of the Final Proxy Access Nomination Date (i) who had been Proxy Access Stockholder Nominees with respect to any of the preceding two annual meetings of stockholders and (ii) (x) if the Board is divided into classes, whose terms as a director extends past such upcoming annual meeting or (y) if the entire Board is elected annually, whose reelection at the upcoming annual meeting is being recommended by the Board.
(3)    An Eligible Stockholder submitting more than one Proxy Access Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.10 shall rank such Proxy Access Stockholder Nominee based on the order that the Eligible Stockholder desires such Proxy Access Stockholder Nominee to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Notice of Proxy Access Nomination submitted to the Corporation. In the event that the number of Proxy Access Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.10 exceeds the Permitted Number, the Proxy Access Stockholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions: one Proxy Access Stockholder Nominee who satisfies the eligibility requirements in this Section 2.10 shall be selected from each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination submitted to the Corporation and going in the order of the rank (highest to lowest) assigned to each Proxy Access Stockholder Nominee by such Eligible Stockholder. If the Permitted Number is not reached after one Proxy Access Stockholder Nominee who satisfies the eligibility requirements in this Section 2.10 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

Following such determination, if any Proxy Access Stockholder Nominee who satisfies the eligibility requirements in this Section 2.10 (a) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (b) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 2.10) other than due to a failure by the Corporation to include such Proxy Access Stockholder Nominee in the proxy materials in violation of this Section 2.10, no other nominee or nominees shall be substituted for such Proxy Access Stockholder Nominee and included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 2.10.
(E)    Eligible Stockholder; Ownership.
(1)    To qualify as an Eligible Stockholder, such stockholder or group of stockholders, as applicable, must (a) own and have owned (as such terms are defined below) continuously for at least three years (two years in the case of the annual meeting to be held in 2021 only) as of the date the Notice of Proxy Access Nomination is received by the Corporation, shares representing at least 3% of the voting power entitled to vote generally in the election of directors of the Corporation (the “Required Shares”) and (b) continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is received by the Corporation and the date of the applicable annual meeting of stockholders. For purposes of satisfying the ownership requirements of this Section 2.10(E), a group of not more than twenty (20) stockholders and/or beneficial owners may aggregate the number of shares of the Corporation that are entitled to vote generally in the election of directors that each group member has individually owned continuously for at least three years (two years in the case of the annual meeting to be held in 2021 only) as of the date of the Notice of Proxy Access Nomination if all other requirements and obligations for an Eligible Stockholder set forth in this Section 2.10 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. Two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (the “1940 Act”) (such funds together under each of (x), (y) or (z) comprising a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 2.10(E), and treated as one person for the purpose of determining ownership in Section 2.10(E)(2), provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 2.10. No stockholder or beneficial holder may be a member of more than one group constituting an Eligible Stockholder under this Section 2.10, and no shares may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder under this Section 2.10. For the avoidance of doubt, the Required Shares will qualify as such if and only if the beneficial owner of such shares has itself beneficially owned such shares continuously for the three-year period ending on the date the Notice of Proxy Access Nomination is received by the Corporation (or the two-year period, in the case of the annual meeting to be held in 2021 only) and through other applicable dates referred to above (in addition to the other applicable requirements being met). For purposes of these Bylaws, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act. For purposes of determining the denominator to be used in calculating whether an Eligible Stockholder meets the 3% threshold in this Section 2.10(E)(1), the Eligible Stockholder may rely on information about the outstanding shares of the Corporation, as set forth in the Corporation’s most recent quarterly or annual report, and any current report subsequent thereto, filed with the SEC by the Corporation pursuant to the Exchange Act, unless the Eligible Stockholder knows or has reason to know that the information contained therein is inaccurate.
(2)    For purposes of calculating the Required Shares, “ownership,” “own” and “owned” respectively, shall be deemed to consist of and include only the outstanding shares of the Corporation that are entitled to vote generally in the election of directors as to which a person possesses (a) the full power to vote or direct the voting of such shares, (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares and (c) the full power to dispose of or direct the disposition of such shares; provided that the ownership of shares calculated in accordance with clauses (a), (b) and (c) shall not include any shares (i) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, or purchased by such person or any of its affiliates but the purchase has not settled or closed, (ii) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (iii) subject to any Derivative Instrument, in any such case which Derivative Instrument has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s or its affiliates’ full right to vote or direct the voting and full rights to dispose or direct the disposition of any such shares, or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct disposition thereof and possesses the full economic interest in the shares, provided that this provision shall not alter the obligations of any stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue during any period in which shares have been loaned if the person claiming ownership has the power to recall such loaned shares on no more than five business days’ notice and the person recalls the loaned shares within five business days of being notified that its Proxy Access Stockholder Nominee will be included in the Corporation’s proxy materials for the applicable annual meeting, and the person holds the recalled shares through such annual meeting. Ownership of shares shall be deemed to continue during any period in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. For purposes of this Section 2.10, the determination of the extent of “ownership” of shares shall be made in good faith by the Board, which determination shall be conclusive and binding on the Corporation and the stockholders. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 2.10.
(F)    Eligible Stockholder Information.
(1)    The Notice of Proxy Access Nomination shall set forth all information, representations and agreements required under Section 2.9 and Section 2.10 as if the Notice of Proxy Access Nomination was a stockholder nomination notice pursuant to Section 2.9, including the information required with respect to (i) any nominee for election as a director, (ii) any stockholder giving notice of an intent to nominate a candidate for election and (iii) any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 2.10. In addition, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and beneficial owner whose stock ownership is counted for the purpose of qualifying as an Eligible Stockholder) must provide the following information and documents in the Notice of Proxy Access Nomination:
(a)    (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period (or two-year holding period in the case of the annual meeting to be held in 2021)) certifying that, as of the date the Notice of Proxy Access Nomination is sent to the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years (or two years in the case of the annual meeting to be held in 2021 only), the Required Shares, and if applicable, evidence of continuous ownership of such shares for the three-year period (or two-year period in the case of the annual meeting to be held in 2021 only) from one or more securities intermediaries in a form that the Board determines acceptable and (ii) the Eligible Stockholder’s agreement to provide (x) within five business days after the record date for the applicable annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, and (y) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders;
(b)    the written consent of each Proxy Access Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected for the full term he or she is elected for;
(c)    a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;
(d)    a signed and written representation of the Eligible Stockholder that such Eligible Stockholder (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (ii) intends to maintain qualifying ownership of the Required Shares through the date of the applicable annual meeting of stockholders, (iii) has not nominated and will not nominate for election to the Board at the applicable annual meeting of stockholders any person other than its Proxy Access Stockholder Nominee, (iv) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Proxy Access Stockholder Nominee(s) or a nominee of the Board, (v) will not distribute to any stockholder any form of proxy for the applicable annual meeting of stockholders other than the form distributed by the Corporation, (vi) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and has not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.10, (vii) intends to be present at the applicable annual meeting of stockholders in person or by proxy to present its Proxy Access Stockholder Nominee for election and (viii) will comply with all applicable laws and regulations with respect to any solicitation in connection with the annual meeting of stockholders applicable to the filing and use, if any, of soliciting material;
(e)    in the case of a nomination by a group of stockholders that together constitutes an Eligible Stockholder, a written agreement executed by all members of such group (i) designating one group member that is authorized to act on behalf of all members of the group with respect to the nomination and any and all matters related thereto, including withdrawal of the nomination, (ii) acknowledging and agreeing that the undertaking, as well as the assumption of liability and indemnification obligations, each as set forth in Section 2.10(F)(1)(f), shall apply to each member of such group on a joint and several basis, and (iii) agreeing that it will provide, within five business days after the date of the Notice of Proxy Access Nomination, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty (20), including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 2.10(E); and
(f)    an undertaking that the Eligible Stockholder agrees to (i) expressly assume all liability to which the Corporation or any of its affiliates, or any director, officer, employee or representative thereof, may be subject as a result of any legal or regulatory violation arising out of any such information or communication made available by or on behalf of the Eligible Stockholder or any of its affiliates or its Proxy Access Stockholder Nominee to the Corporation or to

any stockholder of the Corporation in connection with the election of directors at the relevant annual meeting of stockholders, (ii) indemnify and hold harmless the Corporation and each of its directors, officers, employees and representatives individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees or representatives arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Proxy Access Stockholder Nominee pursuant to this Section 2.10, and (iii) file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Proxy Access Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
(2)    In the case of a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder, such Eligible Stockholder must provide to the Secretary documentation reasonably satisfactory to the Board that demonstrates that the funds comprising the Qualifying Fund are either (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the 1940 Act.
(G)    Proxy Access Stockholder Nominee Information. As part of the Notice of Proxy Access Nomination, each Proxy Access Stockholder Nominee must: (1) provide to the Secretary all of the documentation, information, consents, representations, and agreements required pursuant to Section 2.9(A) and Section 2.10 as if the Proxy Access Stockholder Nominee was a nominee thereunder; (2) submit to the Secretary all completed and signed questionnaires required of the Corporation’s directors and nominees for election to the Board within five business days of receipt of each such questionnaire from the Corporation; and (3) provide to the Secretary within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board to determine (a) such Proxy Access Stockholder Nominee’s status as to “independence”, including references to the criteria established by the New York Stock Exchange (or any other exchange or quotation system on which the Corporation’s equity securities are listed), any applicable rules of the SEC and the Corporation’s Corporate Governance Guidelines, (b) if such Proxy Access Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, and (c) whether such Proxy Access Stockholder Nominee is, or has been, subject to any event specified in Item 401(f) of Regulation S-K of the Exchange Act or any successor provision. Each Proxy Access Stockholder Nominee shall tender an irrevocable resignation, such resignation to become effective upon a determination by the Board or any committee thereof that (i) the information provided to the Corporation by such individual pursuant to this Section 2.10(G) was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made not misleading or (ii) such individual, or any stockholder or group of stockholders who nominated such individual, shall have breached any obligations owed to the corporation under these Bylaws.
(H)    Duty to Update and Supplement. In the event that any information or communications provided by the Eligible Stockholder or the Proxy Access Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Proxy Access Stockholder Nominee from its proxy materials as provided in this Section 2.10. Any information required by this Section 2.10 to be provided to the Corporation must be updated and supplemented by the Eligible Stockholder or Proxy Access Stockholder Nominee, as applicable, so that the information provided or required to be provided pursuant to this Section 2.10 shall be true and correct (1) as of the record date for the annual meeting and (2) as of the date that is ten business days prior to the annual meeting or any adjournment, recess or postponement thereof, and each such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the annual meeting, if practicable or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the annual meeting or any adjournment, recess or postponement thereof).
(I)    Disqualification of a Repeat Proxy Access Stockholder Nominee. Any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting, or (2) does not receive at least 25% of the votes cast in favor of the Proxy Access Stockholder Nominee’s election, will be ineligible to be a Proxy Access Stockholder Nominee pursuant to this Section 2.10 for the next two annual meetings of stockholders. Any Proxy Access Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.10 or any other provision of the Corporation’s Bylaws, Certificate of Incorporation, Corporate Governance Guidelines or other applicable regulation at any time before the applicable annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders and may not be substituted by the Eligible Stockholder that nominated such Proxy Access Stockholder Nominee.
(J)    Disqualification of Proxy Access Stockholder Nominee. Notwithstanding anything to the contrary contained in this Section 2.10, the Corporation shall not be required to include, pursuant to this Section 2.10, a Proxy Access Stockholder Nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Proxy Access Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if any of the following occur:
(1)    the Proxy Access Stockholder Nominee or the Eligible Stockholder (or any member of any group of stockholders that together constitute such Eligible Stockholder) who has nominated such Proxy Access Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Proxy Access Stockholder Nominee(s) or a nominee of the Board;
(2)    (a) another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board, (b) the Corporation has received a notice pursuant to Section 2.9 that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation or (c) another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act against a nominee of the Board;
(3)    the Proxy Access Stockholder Nominee is not independent under the rules and regulations of the New York Stock Exchange (or any other exchange or quotation system on which the Corporation’s equity securities are listed), any applicable rules of the SEC or any other regulatory body with jurisdiction over the Corporation, and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board;
(4)    the Proxy Access Stockholder Nominee does not meet the audit committee independence requirements under the rules and regulations of the New York Stock Exchange (or any other exchange or quotation system on which the Corporation’s equity securities are listed) and is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);
(5)    the Proxy Access Stockholder Nominee’s election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the New York Stock Exchange (or any other exchange or quotation system on which the Corporation’s equity securities are listed), or any applicable state or federal law, rule or regulation;
(6)    the Proxy Access Stockholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended;

(7)    the Proxy Access Stockholder Nominee’s current or within the preceding ten years’ business or personal interests place such Proxy Access Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause, or would reasonably be likely to cause, such Proxy Access Stockholder Nominee to violate any fiduciary duties of directors established pursuant to the DGCL, including but not limited to, the duty of loyalty and duty of care, as determined by the Board;
(8)    the Proxy Access Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;
(9)    the Proxy Access Stockholder Nominee is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(10)    the Eligible Stockholder (or, in the case of a group of stockholders that together constitute such Eligible Stockholder, the Eligible Stockholder that is authorized to act on behalf of all members of such group), or any qualified representative thereof, or the Proxy Access Stockholder Nominee do not appear at the applicable annual meeting of stockholders to present the Proxy Access Stockholder Nominee for election;
(11)    the Eligible Stockholder (or any member of any group of stockholders that together constitute such Eligible Stockholder) or applicable Proxy Access Stockholder Nominee otherwise breaches or fails to comply with, or the Board determines it has breached, its agreements, representations, undertakings or obligations pursuant to these Bylaws, including, without limitation, this Section 2.10;
(12)    the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to, not owning the Required Shares through the date of the applicable annual meeting; or
(13)    if the Proxy Access Stockholder Nominee is determined by the Board not to satisfy the eligibility requirements provided in the Corporation’s Corporate Governance Guidelines.
For the purpose of this Section 2.10(J), (i) clauses (3) through (13) will result in the exclusion from the proxy materials pursuant to this Section 2.10 of the specific Proxy Access Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Proxy Access Stockholder Nominee and (ii) clauses (1) and (2) will result in the exclusion from the proxy materials pursuant to this Section 2.10 of all Proxy Access Stockholder Nominees from the applicable annual meeting of stockholders, or, if the proxy statement already has been filed, the ineligibility of all Proxy Access Stockholder Nominees.
(K)    Miscellaneous. The Notice of Proxy Access Nomination shall be deemed submitted on the date on which all of the information and documents referred to in this Section

2.10 (other than such information and documents contemplated to be provided after the date the Notice of Proxy Access Nomination is provided) have been delivered to and received by the Secretary. Except as otherwise provided by law, the Corporation’s Certificate of Incorporation and these Bylaws, the Chairman of the Board, the Board or the chairman of the meeting shall be entitled, if the facts warrant, to determine and declare that: (1) a nomination was not made in accordance with the procedures prescribed by this Section 2.10, (2) a Proxy Access Stockholder Nominee is ineligible to be named in the Corporation’s proxy materials pursuant to this Section 2.10 or to be considered for election at the meeting, or (3) a Proxy Access Stockholder Nominee and/or the applicable Eligible Shareholder breached its or their representations, undertakings, agreements or obligations under or pursuant to this Section 2.10, and in each such case, the chairman of the meeting shall so declare at the meeting and the nomination shall be disregarded notwithstanding that proxies in respect of the nomination of the relevant Proxy Access Stockholder Nominee may have been received by the Corporation. The Board (any other person or body authorized by the Board) shall have the power and authority to interpret this Section 2.10 and to make any determinations necessary or advisable to apply this Section 2.10 to any persons, facts or circumstances, in each case, acting in good faith.
Section 2.11    Conduct of Business. Meetings of stockholders shall be presided over by the chairman of the meeting of stockholders (the “chairman of the meeting”), who shall be the Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in his or her absence, the President or, in his or her absence, a Senior Vice President or, in the absence of the foregoing persons, a person designated by the Board, or in the absence of such designation, a person chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) regulation of the manner of voting and conduct of discussion; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) restrictions on the use of audio or visual recording devices at the meeting. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman of the meeting should so determine, such chairman of the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.12    Required Vote. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, the directors shall be elected by a plurality of votes cast by the holders of shares entitled to vote in the election. If, in an election where the number of director nominees does not exceed the number of directors to be elected (an “Uncontested Election”), the number of shares voted “for” an incumbent director nominee does not exceed the number of “withhold” votes received by such incumbent director nominee, such incumbent director shall be deemed to have tendered his or her resignation to the Board for consideration following the certification of the election results. The Nominating and Governance Committee of the Corporation shall consider such resignation and make a recommendation to the Board on whether to accept or reject such incumbent director’s resignation or whether other action should be taken. The Board shall then consider each such tendered resignation and act on each, taking into account its fiduciary duties to the Corporation and the stockholders. Within 90 days from the date of the certification of the election results, the Corporation shall publicly disclose the decision of the Board, and, if applicable, the Board’s reason for rejecting any such tendered resignation(s). An incumbent director who shall be deemed to have tendered his or her resignation for consideration shall not participate in the Corporation’s Nominating and Governance Committee’s recommendation or the Board’s decision, or any deliberations related thereto. If a director’s resignation pursuant to this Section 2.12 is accepted by the Board, then the Board may fill the resulting vacancy pursuant to the provisions of Section 3.9 or may decrease the size of the Board pursuant to Section 3.2. The Board shall nominate for election or re-election as director only candidates who have tendered irrevocable conditional resignations (in substantially the form attached hereto as Annex A) that will be effective upon (i) the failure of such director to receive more “for” votes than “withhold” votes at the next annual meeting at which they face re-election in an Uncontested Election; and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by the other directors. The election of directors by the stockholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

Section 2.13    Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it or any other corporation, if a majority of shares entitled to vote in the election of directors of such corporation is held, directly or indirectly by the Corporation, and such shares will not be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or such other corporation, to vote stock of the Corporation held in a fiduciary capacity.
Section 2.14    Inspectors of Elections; Opening and Closing the Polls. At any meeting at which a vote is taken by ballots, the Board by resolution may, and when required by applicable law, shall, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by applicable law, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall have the duties prescribed by applicable law.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board elected in accordance with these Bylaws. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. The directors shall act only as a Board or a committee thereof, and the individual directors shall have no power as such.
Section 3.2    Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time in the manner provided in the Certificate of Incorporation. The election and terms of office of directors shall be as set forth in the Certificate of Incorporation.
Section 3.3    Regular Meetings. Subject to Section 3.5, regular meetings of the Board shall be held on such dates, and at such times and places, as are determined from time to time by resolution of the Board.
Section 3.4    Special Meetings. Special meetings of the Board shall be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the members of the Board then in office. The person or persons authorized to call special meetings of the Board may fix the place, if any, date and time of the meetings. Any business may be conducted at a special meeting of the Board.

Section 3.5    Notice. Notice of any meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail, courier service or facsimile or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting and shall be confirmed by facsimile or electronic transmission that is sent promptly thereafter. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.4 of these Bylaws.
Section 3.6    Action by Consent of Board. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, including by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.
Section 3.7    Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting, except where such person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 3.8    Quorum. Subject to Section 3.9, a whole number of directors equal to at least a majority of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may, to the fullest extent permitted by law, adjourn the meeting from time to time without further notice unless (i) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.5 of these Bylaws shall be given to each director, or (ii) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (i) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 3.9    Vacancies. Subject to applicable law, the rights of holders of any series of Preferred Stock then outstanding, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board, be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.
Section 3.10    Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.
Section 3.11    Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.
Section 3.12    Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses. The Corporation will cause each non-employee director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him in connection with such service.
Section 3.13    Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.
ARTICLE IV
COMMITTEES
Section 4.1    Designation; Powers. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
Section 4.2    Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman by a majority vote of the members then in attendance in the event the chairman has not been selected by the Board, shall keep regular minutes of its proceedings and report the same to the Board when requested, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of governance, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.
Section 4.3    Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.
ARTICLE V
OFFICERS
Section 5.1    Officers. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Secretary, a Treasurer and such other officers as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chairman of the Board or Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee thereof or by the Chairman of the Board or Chief Executive Officer, as the case may be.
Section 5.2    Election and Term of Office. The officers of the Corporation shall be elected or appointed from time to time by the Board. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board or Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.
Section 5.3    Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office that may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the stockholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as Chief Executive Officer, if so elected by the Board.
Section 5.4    Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of the Board. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.
Section 5.5    President. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board.
Section 5.6    Senior Vice Presidents and Vice Presidents. Each Senior Vice President and Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board.
Section 5.7    Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board, the Chairman of the Board or the Chief Executive Officer.
Section 5.8    Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the Chief Executive Officer.
Section 5.9    Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, or removal may be filled by the Chairman of the Board or the Chief Executive Officer.
Section 5.10    Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE VI
STOCK CERTIFICATES AND TRANSFERS
Section 6.1    Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated or electronic shares. The shares of the stock of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Subject to the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third-party registrar or transfer agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto (if the stock is then represented by certificates), cancel the old certificate and record the transaction upon its books.
Each certificated share of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.2    Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or his discretion require.
Section 6.3    Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
Section 6.4    Regulations Regarding Certificates. Subject to applicable law, the Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.
ARTICLE VII
MISCELLANEOUS PROVISIONS
Section 7.1    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December of each year.
Section 7.2    Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock, which dividends may be paid in either cash, property or shares of stock of the Corporation. A member of the Board, or a member of any committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.
Section 7.3    Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and around the margin thereof the words “Cactus, Inc. — Delaware.”
Section 7.4    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, including by electronic transmission, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 7.5    Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice, including by electronic transmission, of such resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.
Section 7.6    Indemnification and Advancement of Expenses.
(A)    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee or agent, or in any other capacity while serving as a director, officer, employee, trustee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding.
(B)    The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person is not entitled to be indemnified under this Section 7.6 or otherwise.
(C)    The rights to indemnification and advancement of expenses under this Section 7.6 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, employee, trustee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.6, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.
(D)    If a claim for indemnification under this Section 7.6 (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Section 7.6 is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
(E)    The rights conferred on any Covered Person by this Section 7.6 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, any provision of the Certificate of Incorporation, these Bylaws, any agreement or vote of stockholders or disinterested directors or otherwise.
(F)    This Section 7.6 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
(G)    Any Covered Person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Section 7.6, may have certain rights to indemnification, advancement and/or insurance provided by one or more persons with whom or which such Covered Person may be associated. The Corporation hereby acknowledges and agrees that (i) the Corporation shall be the indemnitor of first resort with respect to any proceeding, expense, liability or matter that is the subject of this Section 7.6, (ii) the Corporation shall be primarily liable for all such obligations and any indemnification afforded to a Covered Person in respect of a proceeding, expense, liability or matter that is the subject of this Section 7.6, whether created by law, organizational or constituent documents, contract or otherwise, (iii) any obligation of any persons with whom or which a Covered Person may be associated to indemnify such Covered Person and/or advance expenses or liabilities to such Covered Person in respect of any proceeding shall be secondary to the obligations of the Corporation hereunder, (iv) the Corporation shall be required to indemnify each Covered Person and advance expenses to each Covered Person hereunder to the fullest extent provided herein without regard to any rights such Covered Person may have against any other person with whom or which such Covered Person may be associated or insurer of any such person, and (v) the Corporation irrevocably waives, relinquishes and releases any other person with whom or which a Covered Person may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder.

Section 7.7    Notices. Except as otherwise specifically provided herein or required by applicable law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the DGCL. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
Section 7.8    Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.
Section 7.9    Time Periods. Except as otherwise explicitly set forth in these Bylaws, in applying any provision of these Bylaws that require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
Section 7.10    Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 7.11    Severability. Whenever possible, each provision or portion of any provision of these Bylaws will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of these Bylaws is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these Bylaws will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
ARTICLE VIII
AMENDMENTS
Section 8.1    Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended, altered or repealed (a) by resolution adopted by a majority of the directors present at any special or regular meeting of the Board at which a quorum is present if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting or (b) at any regular or special meeting of the stockholders (i) prior to the commencement of the 2026 annual meeting of stockholders, upon the affirmative vote of at least 66 2/3% of the shares of the Corporation entitled to vote in the election of directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, and (ii) from the commencement of the 2026 annual meeting of stockholders and thereafter, upon the affirmative vote of not less than a majority in voting power of the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.
Notwithstanding the foregoing, prior to the commencement of the 2026 annual meeting of stockholders, Section 3.9 and Section 3.10 and this paragraph of Section 8.1 may only be amended, altered or repealed at any regular or special meeting of the stockholders upon the affirmative vote of at least 66 2/3% of the shares of the Corporation entitled to vote thereon if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.
Notwithstanding the foregoing, no amendment, alteration or repeal of Section 7.6 shall adversely affect any right or protection existing under these Bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director, officer or employee thereunder in respect of any act or omission occurring prior to the time of such amendment.
ARTICLE IX
EXCLUSIVE FORUM
Section 9.1    Forum. Unless the Corporation selects or consents in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL, the Restated Certificate of Incorporation or these

Bylaws, including any action to interpret, apply, enforce or determine the validity of the Restated Certificate of Incorporation or these Bylaws, or any provision thereof or hereof, or (iv) any action asserting a claim against the Corporation or any director or officer or other agent or employee of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (B) the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

[Annex A]
Form of Irrevocable Conditional Resignation Letter
Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024
Reference is hereby made to Section 2.12 of the Amended and Restated Bylaws (as amended, the “Bylaws”) of Cactus, Inc., a Delaware corporation (the “Company”), which, among other things, sets forth the Company’s director resignation policy (the “Director Resignation Policy”). Section 2.12 of the Bylaws provide in relevant part as follows:
Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, the directors shall be elected by a plurality of votes cast by the holders of shares entitled to vote in the election. If, in an election where the number of director nominees does not exceed the number of directors to be elected (an “Uncontested Election”), the number of shares voted “for” an incumbent director nominee does not exceed the number of “withhold” votes received by such incumbent director nominee, such incumbent director shall be deemed to have tendered his or her resignation to the Board for consideration following the certification of the election results. The Nominating and Governance Committee of the Corporation shall consider such resignation and make a recommendation to the Board on whether to accept or reject such incumbent director’s resignation or whether other action should be taken. The Board shall then consider each such tendered resignation and act on each, taking into account its fiduciary duties to the Corporation and the stockholders. Within 90 days from the date of the certification of the election results, the Corporation shall publicly disclose the decision of the Board, and, if applicable, the Board’s reason for rejecting any such tendered resignation(s). An incumbent director who shall be deemed to have tendered his or her resignation for consideration shall not participate in the Corporation’s Nominating and Governance Committee’s recommendation or the Board’s decision, or any deliberations related thereto. If a director’s resignation pursuant to this Section 2.12 is accepted by the Board, then the Board may fill the resulting vacancy pursuant to the provisions of Section 3.9 or may decrease the size of the Board pursuant to Section 3.2. The Board shall nominate for election or re-election as director only candidates who have tendered irrevocable conditional resignations (in substantially the form attached hereto as Annex A) that will be effective upon (i) the failure of such director to receive more “for” votes than “withhold” votes at the next annual meeting at which they face re-election in an Uncontested Election; and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by the other directors. The election of directors by the stockholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.
In accordance with the Director Resignation Policy, I hereby resign from my position as a director of the Company, effective upon (i) my failure to receive more votes “for” my election than “withhold” votes at the next annual meeting at which I face re-election in an Uncontested Election; and (ii) Board acceptance of such resignation.
Very truly yours,
____________________________________
Name:

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